Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 1, 2024, in Amendment No.5 to the Registration Statement (Form F-1 No. 333-276163) and related Prospectus of Aspen Insurance Holdings Limited for the registration of Class A ordinary shares.
/s/ Ernst & Young LLP
London, United Kingdom
April 29, 2025